UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 10, 2015 (February 4, 2015)

ACTAVIS plc

(Exact Name of Registrant as Specified in Charter)

Ireland	000-55075	98-1114402
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Grand Canal Square, Docklands

Dublin 2, Ireland

(Address of Principal Executive Offices)

(862) 261-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01. Entry into a Material Definitive Agreement

On February 4, 2015, Forest Laboratories, LLC, a Delaware limited liability company and successor-in-interest to Forest Laboratories, Inc., Forest Laboratories Holdings Limited, a corporation organized under the Laws of Ireland and Forest Laboratories Canada Inc., a corporation organized under the Laws of Canada (collectively, the “Sellers”), each an indirect wholly owned subsidiary of Actavis plc (the “Company”), and the Company, as guarantor of the Sellers’ obligations, entered into an Asset Purchase Agreement (the “Purchase Agreement”) with AstraZeneca UK Limited, a private limited company registered in England and Wales (“AstraZeneca”), pursuant to which the Sellers have agreed to sell, and AstraZeneca has agreed to acquire, certain rights to, and related assets of, the Company’s and its subsidiaries’ branded respiratory business in the United States and Canada for an initial consideration of $600 million payable upon the closing of the transactions contemplated by the Purchase Agreement and royalty payments payable upon the achievement of certain annual net sales thresholds.

The rights and assets being sold relate to the Sellers’ development and commercial rights in the United States and Canada to Tudorza™ Pressair™ (aclidinium bromide inhalation powder) (“Tudorza”), a twice-daily long-acting muscarinic antagonist for chronic obstructive pulmonary disease (“COPD”), Daliresp® (roflumilast) (“Daliresp” and, together with Tudorza, the “Products”), the only once-daily oral PDE4 inhibitor currently on the market for COPD, and certain related assets, including certain related intellectual property rights owned by the Sellers and the Sellers’ U.S. regulatory approvals related to the Products.

The closing of the transactions contemplated by the Purchase Agreement is subject to the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 as well as other customary closing conditions, including, among others, the accuracy of the other party’s representations and warranties made in the Purchase Agreement (subject to certain materiality qualifications); compliance by the other party in all material respects with its covenants and agreements to be performed on or before the closing; and the absence of a material adverse effect on the acquired business and assets since the execution date of the Purchase Agreement (subject to certain customary exceptions).

The Purchase Agreement contains representations, warranties, covenants and indemnification obligations customary for transactions of this type, including, among others, that the Sellers and AstraZeneca will use commercially reasonable efforts to do all things necessary under applicable laws to consummate the transactions contemplated by the Purchase Agreement.

Either the Sellers or AstraZeneca may terminate the Purchase Agreement if the closing has not occurred by September 30, 2015, unless, at such time, the Sellers or AstraZeneca, as the case may be, is in material breach of their or its respective representations, warranties, covenants or agreements in the Purchase Agreement.

AstraZeneca will also pay the Company an additional $100 million, and the Company has agreed to a number of contractual consents and approvals, including certain amendments to the ongoing collaboration agreements between AstraZeneca and the Company.

Item 7.01. Regulation FD Disclosure

On February 5, 2015, the Company issued a press release announcing the entry into the Purchase Agreement. A copy of this press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release issued by Actavis plc on February 5, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 10, 2015	ACTAVIS plc

	By:	/s/ A. Robert D. Bailey
		Name:	A. Robert D. Bailey
		Title:	Chief Legal Officer and Corporate Secretary

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